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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Eltron International, Inc. on Form S-3 of our reports dated November 22, 1995 (relating to the financial statements of RJS, Incorporated and subsidiary) appearing in Form 8-K-A filed May 14, 1996 (Date of Event: March 1, 1996) and Form 8-K to be filed on or about June 14, 1996 of Eltron International, Inc.

We also consent to the reference to us under the heading "Experts" in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP

Los Angeles, California
June 11, 1996


                                  EXHIBIT 23.3